CHURCH & DWIGHT CO., INC.

2022 OMNIBUS EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT

This STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of [Month DD, YYYY] (the “Date of Grant”), is delivered by Church & Dwight Co., Inc. (the “Company”) to [Participant Name] (the “Grantee”).

RECITALS

The Church & Dwight Co., Inc. 2022 Omnibus Equity Compensation Plan (as amended and restated effective as of April 28, 2022), as it may be amended from time to time (the “Plan”), provides for, among other things, the grant of options to purchase shares of common stock of the Company. The Company’s Board of Directors (the “Board”) has decided to make a stock option grant as an inducement for the Grantee to continue in the service of the Company as a member of the Board and promote the best interests of the Company and its stockholders. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.
Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase [Granted: Options Granted] shares of Common Stock (“Shares”) at an exercise price of [Price: Option Price] per Share (the “Grant”). The Option shall vest and become exercisable according to Paragraph 2 below. The Option is not intended to qualify and will not be treated as an Incentive Stock Option.

2.
Exercisability of Option. Except as provided in Paragraphs 3(b) and 5 below or the Plan, the Option shall vest and become exercisable in accordance with the schedule set forth below, if the Grantee continues to provide service to the Company as a member of the Board from the Date of Grant through the applicable vesting date.

Vesting Date(s)	Shares for Which the Option is Exercisable on the Vesting Date(s)
The earlier of (i) the third (3rd) anniversary of the Date of Grant, or (ii) the third (3rd) annual meeting of the Company’s stockholders following the Date of Grant	100%

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3.
Term of Option.

a.
The Option shall have a term of ten years from the Date of Grant and shall terminate on the tenth anniversary of the Date of Grant, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

b.
The Option shall automatically terminate upon the happening of the first of the following events, unless otherwise agreed by the Board by resolution passed prior to or contemporaneously with the grant of the Option:

i.
The expiration of the 90‑day period after the Grantee ceases to provide service to the Company as a member of the Board, if the termination is for any reason other than Disability (as defined below), death, Retirement (as defined below) or Cause (as defined below), and the Option (to the extent unvested) shall continue to vest and become exercisable in accordance with the schedule set forth in Paragraph 2 above during such 90-day period.

ii.
The expiration of the three-year period after the Grantee ceases to provide service to the Company as a member of the Board on account of the Grantee’s Disability, and the Option (to the extent unvested) shall continue to vest and become exercisable in accordance with the schedule set forth in Paragraph 2 above during such three-year period. For purposes of this Agreement, the term “Disability” shall mean the Grantee’s inability to render services to the Company for a period of six consecutive months by reason of permanent disability, as determined by the written medical opinion of an independent medical physician reasonably acceptable to the Company.

iii.
The expiration of the three-year period after the Grantee ceases to provide service to the Company as a member of the Board, if the Grantee dies while providing service to the Company, and the Option (to the extent unvested) shall continue to vest and become exercisable in accordance with the schedule set forth in Paragraph 2 above during such three-year period.

iv.
The expiration of the term described in Paragraph 3(a) if the Grantee ceases to provide service to the Company as a member of the Board on account of the Grantee’s Retirement, and the Option (to the extent unvested) shall continue to vest and become exercisable in accordance with the schedule set forth in Paragraph 2 above during such term. For purposes of this Agreement, a Grantee shall be considered to meet the requirements of “Retirement” if the Grantee has at least six years of service with the Company as a member of the Board at the Grantee’s termination date and the Grantee’s termination of service is not for Cause.

v.
The date on which the Grantee ceases to provide service to the Company as a member of the Board for Cause. In addition, upon a termination for Cause,

the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the Share certificates, upon refund by the Company to the Grantee of the exercise price paid by the Grantee for such Shares. Notwithstanding the prior provisions of this Paragraph 3, if after the termination of the Grantee’s services to the Company, the Board determines that the Grantee has engaged in conduct that would constitute Cause hereunder, 100% of the Option shall immediately terminate and be forfeited. For purposes of this Agreement, the term “Cause” shall mean the Grantee’s dishonesty, fraud, willful misconduct or commission of a criminal offence, in each case, as determined by the Board in its sole discretion.

vi.
The tenth anniversary of the Date of Grant.

c.
Notwithstanding the foregoing

A.
In no event may the Option be exercised on or after the tenth anniversary of the Date of Grant; and

B.
Any portion of the Option that is not vested or exercisable at the time the Grantee ceases to provide service to the Company, and that will not subsequently vest or become exercisable as provided in subparagraph 3(b)(i), (ii), (iii) or (iv) above, shall immediately terminate and be forfeited as of the date of the Grantee’s termination of service.

4.
Exercise Procedures.

a.
Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the vested and exercisable portions of the Option by delivering written notice to a representative of the Company designated by the Board on any business day (the “Exercise Notice”). The Exercise Notice shall specify the number of Shares to be purchased accompanied by full payment of the Exercise Price for the Shares being purchased. The Exercise Notice will be effective when it is received by the Company’s representative. Any Person exercising the Option after the death of the Grantee must provide appropriate documentation to the satisfaction of the Company that such Person is entitled to exercise the Option. Payment of the Exercise Price for the number of Shares being purchased in full shall be made in one (or a combination) of the following: (i) in cash or cash equivalents acceptable to the Company, (ii) with the approval of the Board, by delivery of unrestricted Shares which have already been owned by the Grantee which are surrendered to the Company having a Fair Market Value on the date of surrender equal to the aggregate Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (iv) by such other method as the Board may approve. The Board may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

b.
The Company’s obligation to deliver Shares upon exercise of the Option shall be subject to the Plan (including, without limitation, Section 16 thereof) and all applicable laws, rules, regulations and stock exchange requirements and also to such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with such applicable laws, rules, regulations and stock exchange requirements.

c.
All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable, solely to the extent required by law. Subject to Board approval, if applicable, the Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA and Medicare), state and local tax liabilities.

5.
Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the outstanding Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

6.
Restrictions on Exercise. Except as the Board may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, in each case, solely to the extent that the Option is exercisable pursuant to this Agreement.

7.
Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) the registration, qualification or listing of the Shares, (b) changes in capitalization of the Company and (c) other requirements of applicable law and stock exchange rules and regulations. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. A copy of the Plan has been provided to the Grantee. By accepting the grant of the Option, the Grantee agrees to be bound by the terms of the Plan and this Agreement and agrees that all of the decisions and determinations of the Board shall be final and binding.

8.
No Service or Other Rights. The Grant of the Option shall not confer upon the Grantee any right to be retained by or in the service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s service at any time. The right of the Company to terminate at will the Grantee’s service at any time for any reason is specifically reserved.

9.
No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10.
Assignment and Transfers. Except as the Board may otherwise permit pursuant to the Plan or as otherwise provided herein, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Grantee shall be permitted to transfer the Option to a “family member” (as defined in General Instruction A.1(a)(5) to Registration Statement on Form S-8 under the Securities Act of 1933, as amended) of the Grantee; provided that the Grantee receives no consideration for such transfer and the transferred Option continues to be subject to the same terms and conditions as were applicable to the Option immediately prior to such transfer; and provided, further, that any such transfer shall be effectuated only by a written instrument acceptable to the Board that is executed and delivered to the Company by the Grantee and the transferee, and consented to by the Company.

11.
Data Privacy. As a condition of the grant of the Option, the Grantee hereby consents to the collection, use and transfer of personal data as described in this Paragraph 11. The Grantee understands that the Company and its affiliates hold certain personal information about the Grantee, including (as applicable) name, home address and telephone number, date of birth, social security number, social insurance number, salary, nationality, job title, ownership interests or directorships held in the Company or its affiliates, and details of all stock options or other equity awards or other entitlements to Shares awarded, cancelled, exercised, vested or unvested (“Data”). The Grantee further understands that the Company, and its affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration and management of the Grantee’s participation in the Plan, and that the Company and any of its affiliates may each further transfer Data to any third parties assisting in the implementation, administration and management of the Plan. The Grantee understands that such recipients may be located in the United States or elsewhere in the world. The Grantee hereby authorizes them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of Shares on the Grantee’s behalf, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired under the Plan. The Grantee understands that he or she may, at any time, view such Data or require any necessary amendments to it.

12.
Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

13.
Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at 500 Charles Ewing Boulevard, Ewing, New

Jersey 08628, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the records of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand or by a recognized courier service such as FedEx or UPS, sent by email or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

14.
Consent to Electronic Communications. The Grantee agrees that the Company may provide him or her with any communications associated with this Option in electronic format. The Grantee’s consent to receive electronic communications includes, but is not limited to, all legal and regulatory disclosures and communications associated with this Option or notices or disclosures about a change in the terms and conditions of this Option.

15.
Taxes. Any tax obligations of the Grantee and tax liability therefore, including, without limitation, any penalties or interest based upon such tax obligations, that arise from any payments made to the Grantee in respect of the Option (or any portion thereof) shall be the Grantee’s sole responsibility and liability. In addition, the Grantee hereby agrees that neither the Company nor any of its Subsidiaries shall have any liability to the Grantee in respect of such tax obligations or liability.

16.
No Acquired Rights. The Grantee acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or Grant and is made at the sole discretion of the Company; and (c) no past Grants or awards (including, without limitation, the Option awarded hereunder) give the Grantee any right to any Grants or awards in the future whatsoever.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

CHURCH & DWIGHT CO., INC.

By:

Name:

Title:

Grantee:

Date:

[Signature Page – Option Award Agreement]